EXHIBIT 4.6


                               WARRANT TO PURCHASE
                               -------------------

                                  COMMON STOCK
                                  ------------

                                       OF
                                       --

                           METHOD PRODUCTS CORPORATION
                           ---------------------------

         This is to certify that Stenton Leigh Business Resources, Inc. a corporation organized under the laws of the State of Florida (the "Holder") is entitled, subject to the terms and conditions hereinafter set forth, to purchase 1,500,000 shares of Common Stock, par value $.0001 per share (the "Common Shares"), of Method Products Corporation (the "Company"), from the Company at the price per share and on the terms set forth herein and to receive a certificate for the Common Shares so purchased on presentation and surrender to the Company with the subscription form attached, duly executed and accompanied by payment of the purchase price of each share purchased either by exercise of a cash-less exercise provision or in cash or by certified or bank cashier's check or other check payable to the order of the Company. The cash-less exercise provision allows for conversion by the Holder at the difference between the stock market bid price at time of conversion and the Exercise Price as stated below, to be used to compute the stock payment by this differential.

         The purchase rights represented by this Warrant are exercisable commencing on the date hereof through and including June 21, 2003, at a price per Common Share of $.01 ("Exercise Price").

         The purchase rights represented by this Warrant are exercisable at the option of the registered owner hereof in whole or in part, from time to time, within the period specified; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all the Common Shares purchasable under this Warrant, the Company shall cancel this Warrant on surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable hereunder.

         The Company agrees at all times to reserve or hold available a sufficient number of Common Shares to cover the number of shares issuable on exercise of this and all other Warrants of like tenor then outstanding.

         This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the Common Shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

         In the event that the outstanding Common Shares hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up or stock dividend:


                  (a) The aggregate number, price and kind of Common Shares subject to this Warrant shall be adjusted appropriately;

                  (b) Rights under this Warrant, both as to the number of subject Common Shares and the Warrant exercise price, shall be adjusted appropriately; and

                  (c) In the event of dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation, this Warrant shall terminate, but the registered owner of this Warrant shall have the right, immediately prior to such dissolution, liquidation, merger or combination, to exercise this Warrant in whole or in part to the extent that it shall not have been exercised.

         The foregoing adjustments and the manner of application of the foregoing provisions may provide for the elimination of fractional share interests.

         The Company shall not be required to issue or deliver any certificate for Common Shares purchased on exercise of this Warrant or any portion thereof prior to fulfillment of all the following conditions:

         The Holder acknowledges and recognizes that unless a Registration Statement is effective and current with respect to the underlying Common Shares, sales may only be made pursuant to Rule 144 under the Securities Act of 1933 (the "Act").

         The Holder shall have the right to exercise all or a portion of this Warrant as follows:

                  (a) The completion of any required registration or other qualification of such shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other government regulatory body which is necessary;

                  (b) The obtaining of any approval or other clearance from any federal or state government agency which is necessary;

                  (c) The obtaining from the registered owner of the Warrant, as required in the sole judgment of the Company, a representation in writing that the owner is acquiring such Common Shares for the owner's own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, if the Warrants and the related shares have not been registered under the Act; and

                  (d) The placing on the certificate, as required in the sole judgment of the Company, of an appropriate legend and the issuance of stop transfer instructions in connection with this Warrant and the underlying shares of Common Stock to the following effect:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL OR THE ISSUER BEING AFFIXED TO THIS CERTIFICATE. THE TRANSFER AGENT HAS BEEN ORDERED TO EXECUTE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS."

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its duly authorized officer.

Dated: September 26th, 2001               METHOD PRODUCTS CORPORATION


                                          By: /s/ Mark Antonucci
                                              ----------------------------------
                                          Name: Mark Antonucci,
                                                ----------------------------
                                                Its: Chief Executive Officer
                                                     -----------------------

                                SUBSCRIPTION FORM


                  (To be executed by the registered holder to exercise the rights to purchase Common Shares evidenced by the within Warrant.)



METHOD PRODUCTS CORPORATION
2101 NW 33rd Street
Suite 600A
Pompano Beach, Florida  33069


         The undersigned hereby irrevocably subscribes for __________ Common Shares pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment of $__________ therefore, and requests that a certificate for such Common Shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and if such number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining Common Shares purchasable hereunder shall be delivered to the undersigned at the address stated below.



Dated:                                         Signed:
      ------------------------                        --------------------------

                                               Address:
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